Exhibit 99.1

Company Contact:

Tamara A. Seymour

Chief Financial Officer

Favrille, Inc.

(858) 526-8035

tseymour@favrille.com

Favrille Announces Workforce Reduction

San Diego – May 29, 2008 – Favrille, Inc. (Nasdaq: FVRL) today announced that it has provided a notice to 132 of its 144 employees, including six of its eight executive officers, that their employment with the Company will end on June 6, 2008. This workforce reduction follows the announcement earlier this week that the Company has discontinued development of its lead product, Specifid™, after it failed to show benefit in a Phase 3 registration trial.

The remaining employees will manage a plan to maximize the value of the Company’s remaining cash, fixed assets and technology for the benefit of Favrille’s creditors and shareholders.

About Favrille, Inc.

Favrille, Inc. is a biopharmaceutical company focused on the development and commercialization of targeted immunotherapies for the treatment of cancer and other diseases of the immune system.

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Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to Favrille’s product candidates, proprietary technologies and research and clinical development programs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Favrille’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to Favrille’s ability to continue its operations, conserve cash or recognize value on our assets and additional risks discussed in Favrille’s filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Favrille is providing this information as of the date of this release and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.